UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 19, 2021

PZENA INVESTMENT MANAGEMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

320 Park Avenue, New York, New York	10022
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Stockholders of Pzena Investment Management, Inc. was held on May 19, 2021.  At that meeting, the stockholders considered and acted upon the following proposals:

Proposal 1: Election of Directors. By the vote reflected below, the stockholders elected the following individuals as directors to hold office until the 2022 Annual Meeting of Stockholders of the Company:

Director	Class A Shares “For”	Class B Shares “For”	Class A Shares “Withheld”	Class B Shares “Withheld”
Richard S. Pzena	10,000,930	277,285,385	745,459	0
John P. Goetz	9,748,083	277,285,385	998,306	0
William L. Lipsey	9,746,918	277,285,385	999,471	0
Steven M. Galbraith	8,251,633	277,285,385	2,494,756	0
Joel M. Greenblatt	8,251,433	277,285,385	2,494,956	0
Richard P. Meyerowich	8,251,632	277,285,385	2,494,757	0
Charles D. Johnston	5,143,794	277,285,385	5,602,595	0
Shavar D. Jeffries	10,413,708	277,285,385	332,681	0

Proposal 2: Ratification of Independent Auditors. The stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for its fiscal year ending December 31, 2021. Voting was as follows:

	FOR	AGAINST	ABSTAIN
Class A common stock	12,759,887	4,021	6,002
Class B common stock	277,285,385	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PZENA INVESTMENT MANAGEMENT, INC.

Dated: May 21, 2021	By:	/s/ Joan Berger
	Name:	Joan Berger
	Title:	General Counsel